UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): August 19, 2009
Discovery Communications, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34177	35-2333914

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Discovery Place Silver Spring, Maryland	20910

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: 240-662-2000
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On August 19, 2009, Discovery Communications, LLC (“DCL”) completed its registered offering of $500 million aggregate principal amount of 5.625% Senior Notes due 2019 (the “Notes”). The Notes were sold in an underwritten public offering pursuant to an underwriting agreement dated August 12, 2009, among DCL, Discovery Communications, Inc. (“Discovery”) and Citigroup Global Markets Inc. and J.P. Morgan Securities Inc., as the representatives of the several underwriters named therein.
The Notes were sold to the public at a price of 99.428% of the principal amount, and DCL received net proceeds of approximately $493 million from the offering after deducting the underwriting discount and estimated offering expenses. DCL will use the net proceeds of the offering to repay approximately $428 million of indebtedness outstanding under its Term Loan A, prior to final maturity on October 31, 2010. The remaining proceeds will be used for general corporate purposes.
The Notes bear interest at a rate of 5.625% per year. Interest on the Notes is payable on August 15 and February 15 of each year, beginning on February 15, 2010. The Notes will mature on August 15, 2019. DCL may, at its option, redeem some or all of the Notes at any time by paying a make-whole premium, plus accrued and unpaid interest, if any, to the date of repurchase. The Notes are unsecured and rank equally in right of payment with all of DCL’s other unsecured senior indebtedness. The Notes are fully and unconditionally guaranteed on an unsecured and unsubordinated basis by Discovery.
The Notes were issued pursuant to an indenture and a supplemental indenture, dated as of August 19, 2009, among DCL, Discovery and U.S. Bank National Association, as trustee. The indenture and supplemental indenture contain certain covenants and events of default and other customary provisions.
The foregoing descriptions of the Notes, the indenture and the supplemental indenture are summaries only and are qualified in their entirety by reference to the full text of such documents. Copies of the indenture and the supplemental indenture are attached hereto as Exhibits 4.1 and 4.2, respectively, and are incorporated herein by reference.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d)	Exhibits

4.1	Indenture dated as of August 19, 2009 among Discovery Communications, LLC, Discovery Communications, Inc. and U.S. Bank National Association, as trustee.

4.2	Supplemental Indenture dated as of August 19, 2009 among Discovery Communications, LLC, Discovery Communications, Inc. and U.S. Bank National Association, as trustee.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 19, 2009	DISCOVERY COMMUNICATIONS, INC.
	By:	/s/ Bradley E. Singer
		Name:	Bradley E. Singer
		Title:	Senior Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

4.1	Indenture dated as of August 19, 2009 among Discovery Communications, LLC, Discovery Communications, Inc. and U.S. Bank National Association, as trustee.

4.2	Supplemental Indenture dated as of August 19, 2009 among Discovery Communications, LLC, Discovery Communications, Inc. and U.S. Bank National Association, as trustee.